Exhibit 10.7

Australian Addendum
Trimble Navigation Limited
Amended and Restated 2002 Stock Plan

1.	PURPOSE

This Addendum (the "Australian Addendum") to the Trimble Navigation Limited ("Company") Amended and Restated 2002 Stock Plan ("U.S. Plan") is adopted to set out rules that, together with those provisions of the U.S. Plan that this Australian Addendum does not replace, will:

(a)	govern the operation of the Plan with respect to Australian resident employees of the Company and its Australian Subsidiaries; and

(b)	provide for the Plan to comply with ASIC Class Order 03/184 ("Class Order") and relevant provisions of the Corporations Act and ASIC Regulatory Guide 49.

If any conflict occurs between these provisions and the U.S. Plan, these provisions prevail.

2.	DEFINITIONS

Except as set out in this clause 2, capitalised terms used in this document have the meaning ascribed to them in the U.S. Plan.

For the purposes of this Australian Addendum:

ASIC means the Australian Securities and Investments Commission;

Associated Body Corporate means, as determined in accordance with the Corporations Act, a body corporate:

(a)	that is a related body corporate of the Company;

(b)	that has voting power in the Company of not less than 20%; or

(c)	in which the Company has voting power of not less than 20%;

Australian Offerees means all persons to whom an Offer of an Award is made in Australia under the Plan;

Australian Subsidiary means each Australian Associated Body Corporate of the Company whose Employees have been designated to participate in the Plan;

Common Share means the common stock of the Company;

Corporations Act means the Corporations Act 2001 (Cth);

Offer means an offer received in Australia to acquire Shares, Options, Restricted Stock Units and/or Performance Stock Units under the terms of the Plan;

Performance Stock Unit means a Performance-Based Award that (subject to satisfaction of the applicable performance-based conditions and any other vesting requirements) is payable in Shares;

Plan means the U.S. Plan as modified for implementation in Australia by this Australian Addendum; and

Share means a share of Common Stock.

3.	FORM OF AWARDS

This Australian Addendum governs the grant of Awards under the Plan.

In the case of Awards that are in the form of Options, Restricted Stock Units and/or Performance Stock Units, such Awards may be offered for no more than nominal consideration (i.e., consideration of not more than one (1) cent per Option, Restricted Stock Unit or Performance Stock Unit).

4.	AUSTRALIAN OFFEREES

An Offer may only be extended to Australian Offerees who at the time of the Offer are full or part-time employees or directors of the Company or an Associated Body Corporate.

5.	NO CONTRIBUTION OR TRUST

An Offer must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.	AUSTRALIAN OFFER DOCUMENT

6.1	Form of Offer

Any Offer made in Australia to participate in the Plan must be included in a document ("Offer Document"), which must set out the terms of the Offer and include or be accompanied by the following:

(a)	a summary or a copy of the Plan; and

(b)
where only a summary of the Plan is provided, an undertaking that during the period ("Offer Period") in which an Award may be issued or Shares may be acquired through exercise or vesting of an Award, the Company or its Australian Subsidiary will, within a reasonable period of an Australian Offeree so requesting, provide the offeree without charge with a copy of the Plan.

The Company must take reasonable steps to ensure that any Australian Offeree to whom an Offer is made is given a copy of the Offer Document.

6.2	Australian Dollar Equivalent of Purchase Price

If the Offer requires the Australian Offeree to pay a purchase price to receive the Award granted under the Plan, the Offer Document must specify the Australian dollar equivalent of the purchase price of the Award as at the date of the Offer.

6.3	Updated Price Information

The Offer Document must include an undertaking that, and an explanation of the way in which the Company or its Australian Subsidiary will (during the Offer Period and within a reasonable period of an Australian Offeree so requesting), make available to the Australian Offeree the following information:

(a)	the Australian dollar equivalent of the current market price of a Share; and

(b)	the Australian dollar equivalent of the purchase price of the Award, as at the date of the Australian Offeree’s request.

For the purposes of this clause 6.3, the current market price of a Share shall be taken as price published by the operator of the principal financial market on which the Share is quoted as the final price for the previous day on which the Share was traded on that financial market. Please note that, for Australian tax purposes, market value is defined differently.

6.4	Exchange rate for Australian Dollar Equivalent

For the purposes of clauses 6.2 and 6.3, the Australian dollar equivalent of the current fair market price of a Share and of the purchase price of an Award are calculated by reference to the relevant exchange rate published by an Australian bank no earlier than the business day before the day to which the price relates.

6.5	General advice only

The Offer Document will include a statement to the effect that any advice given by the Company or an Australian Subsidiary in connection with the Offer is general advice only, and that Australian Offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

7.	RESTRICTION ON CAPITAL RAISING: 5% LIMIT

In the case of any Offer or invitation of unissued Shares (whether or not made contemporaneously with or as a consequence of an offer or award of options), the number of Shares that are the subject of the Offer or invitation to Australian residents when aggregated with:

(a)
the number of Shares in the same class which would be issued to Australian residents, were each outstanding offer or invitation or option to acquire unissued Shares under an employee share scheme of the Company to be accepted or exercised (as the case may be); and

(b)
the number of Shares in the same class issued to Australian residents during the previous five years under the Plan or any other employee share scheme extended only to employees (including directors) of the Company and its Associated Bodies Corporate;

but disregarding any offer or invitation made, or option acquired or Shares issued by way of, or as a result of:

(c)	an offer, to a person situated at the time of receipt of the offer outside Australia; or

(d)	an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(e)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

(f)	an offer that did not require the giving of a Product Disclosure Statement (within the meaning of the Corporations Act) because of section 1012D of the Corporations Act;

(g)	an offer made under a disclosure document or a Product Disclosure Statement,

must not exceed 5% of the total number of issued shares in that class of shares as at the time of the offer or invitation.

8.	LOAN OR FINANCIAL ASSISTANCE

If the Company or an Associated Body Corporate offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring the Shares to which the Offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

9.	LODGEMENT OF OFFER DOCUMENT WITH ASIC

A copy of the Offer Document (which need not contain details of the offer particular to the Australian Offeree such as the identity or entitlement of the Australian Offeree) and each accompanying document must be provided to ASIC not later than 7 days after the first provision of that material to an Australian Offeree.

10.	COMPLIANCE WITH UNDERTAKINGS

The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document by the Class Order, such as the undertaking to provide pricing information on request.

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